UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(617) 401-9975

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, Synlogic, Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Andrew Gengos, the Company’s Chief Operating Officer and Head of Corporate Development, pursuant to which Mr. Gengos’ employment with the Company was terminated without cause as a result of his role at the Company being materially diminished. Pursuant to the terms of the Separation Agreement, Mr. Gengos will continue to be employed by the Company as its Chief Operating Officer and Head of Corporate Development through January 15, 2019. Mr. Gengos provided a release of claims in connection with the execution of the Separation Agreement.

Subject to Mr. Gengos’ continued employment through January 15, 2019, in exchange for a full general release of claims and continued compliance with the Invention and Nondisclosure Agreement and the Non-Competition and Non-Solicitation Agreement entered into between Mr. Gengos and the Company, Mr. Gengos will receive: (i) continued payments of his base salary for six months following his cessation of employment; (ii) continued vesting of all of his outstanding equity awards in accordance with their terms through his cessation of employment; (iii) payment or reimbursement of COBRA premiums for Mr. Gengos for up to six months following his cessation of employment or until the date on which Mr. Gengos becomes eligible for healthcare insurance with a subsequent employer; and (iv)(a) a lump-sum payment amount of $121,558.78 equal to Mr. Gengos’ target bonus for 2018 and (b) a lump-sum payment amount of $5,781.91 equal to Mr. Gengos’ target bonus for 2019, pro-rated for 15 days, in each of clauses (a) and (b), payable in the first regularly scheduled payroll following the effective date of the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which will be filed as an exhibit to a future periodic report to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: December 18, 2018	By:	/s/ Todd Shegog
	Name:	Todd Shegog
	Title:	Chief Financial Officer